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                                October 23, 2006




To the Trustees of Narragansett Insured Tax-Free Income Fund

     We consent to the incorporation by reference into post-effective amendment No. 18 under the 1933 Act and No. 20 under the 1940 Act of our opinion dated October 29, 1997.


                              Hollyer Brady Barrett & Hines LLP


                                /s/ William L.D. Barrett
                             by----------------------------
                                         Partner